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                                                                   Exhibit 23(b)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in the Form 10-KSB of Daugherty Resources, Inc. (File No. 0-12185) for the fiscal year ended December 31, 1998, of our report dated March 9, 1999, on the consolidated financial statements and schedules of Daugherty Resources, Inc. and Subsidiary Companies at December 31, 1998. We also consent to all references to us in such Form 10-KSB, including references to us as experts.


                                             Kraft, Rothman, Berger, Grill
                                             Schwartz & Cohen


                                             By: /s/ Bernard Kraft
                                                --------------------------------
                                                 Bernard Kraft, C.A.

March 29, 1999
Markham, Ontario